As filed with the Securities and Exchange Commission on July 27, 2001

                                              Registration No. 333-__________
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                    -----------------------------------

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------


                      GROUPE CGI INC. / CGI GROUP INC.
           (Exact name of registrant as specified in its charter)

  Quebec, Canada                                            Not applicable
 (State or other                                           (I.R.S. Employer
 jurisdiction of                                         Identification Number)
  incorporation
 or organization)


                   1130 SHERBROOKE STREET WEST, 5TH FLOOR
                              MONTREAL, QUEBEC
                               CANADA H3A 2M8
                  (Address of principal executive offices)

      IMRGLOBAL CORP. FIRST AMENDED AND RESTATED STOCK INCENTIVE PLAN
                IMRGLOBAL CORP. DIRECTORS STOCK OPTION PLAN
             IMRGLOBAL CORP. 1999 EMPLOYEE STOCK INCENTIVE PLAN
                         (Full title of the plans)

           CGI INFORMATION SYSTEMS & MANAGEMENT CONSULTANTS, INC.
                             600 FEDERAL STREET
                             ANDOVER, MA 01810
                               (978) 682-5500
         (Name, address, and telephone number of agent for service)


                      CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                PROPOSED MAXIMUM    PROPOSED MAXIMUM
             TITLE OF SECURITIES                AMOUNT TO BE     OFFERING PRICE        AGGREGATE         AMOUNT OF
              TO BE REGISTERED                   REGISTERED       PER SHARE (3)      OFFERING PRICE  REGISTRATION FEE
                                                  (1), (2)                                                  (4)
-----------------------------------------------------------------------------------------------------------------------
Class A Subordinate Shares issuable under         4,547,488       $0.03 - 23.27      $43,621,389          $10,905
the IMRglobal Corp. First Amended and              shares
Restated Stock Incentive Plan
-----------------------------------------------------------------------------------------------------------------------

Class A Subordinate Shares issuable under      215,649 shares     $3.89 - 14.36       $2,009,130           $502
the IMRglobal Corp. Directors Stock Option
Plan
-----------------------------------------------------------------------------------------------------------------------

Class A Subordinate Shares issuable under         3,666,558       $1.88 - 8.88       $19,936,691          $4,984
the IMRglobal Corp. 1999 Employee Stock            shares
Incentive Plan
-----------------------------------------------------------------------------------------------------------------------

                                       Total:     8,429,695            --            $65,567,210          $16,391
                                                   shares
-----------------------------------------------------------------------------------------------------------------------

(1) Includes such additional number of shares as may be required in the event of a stock split, stock dividends or similar transaction in accordance with Rule 416(a) of the Securities Act of 1933.

(2) Represents the maximum number of Class A Subordinate Shares issuable upon exercise of options granted under the IMRglobal Corp. First Amended and Restated Stock Incentive Plan, the IMRglobal Corp. Directors Stock Option Plan and the IMRglobal Corp. 1999 Employee Stock Incentive Plan (the "IMR Stock Plans") outstanding immediately prior to the merger described in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 21, 2001, by and among IMRglobal Corp. ("IMR"), CGI Group Inc. (the "Company" or "registrant") and CGI Florida Corporation (the "Sub").

(3) Based on the price at which the option may be exercised pursuant to Rule 457(h) of the Securities Act of 1933.

(4)  See "Explanatory Note."


                                   PART I

                              EXPLANATORY NOTE

          This Form S-8 relates to 8,429,695 Class A Subordinate Shares which may be issued upon the exercise of options granted under the IMR Stock Plans. Pursuant to the Merger Agreement, the following events, among others, occurred:

          (a) IMR was acquired by, and became a wholly-owned subsidiary of, the Company through the merger of Sub with and into IMR; and

          (b) outstanding options to purchase shares of IMR common stock granted under the IMR Stock Plans were converted into options to purchase Class A Subordinate Shares of the Company.

          On various dates prior to this merger transaction, IMR filed registration statements on Form S-8 (registration nos. 333-24027, 333-86753, 333-87095 and 333-57628) and paid a total registration fee with respect to 19,340,955 shares (adjusted for two 3-for-2 stock splits) registered thereunder equal to $23,940 to the Securities and Exchange Commission (the "Commission"). Of these shares, 11,219,318 shares were issued pursuant to exercised options and 8,121,637 shares remain unsold. None of the unsold shares have been deregistered by IMR. The total registration fee paid by IMR under the registration statements with respect to the unsold shares is $14,640. Pursuant to Rule 457(p) of the Securities Act of 1933, the Company hereby applies the $14,640 fee as a partial payment of the registration fee for this Registration Statement which thereby leaves a registration fee due of $1,751.

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

          * Documents containing the information required by Part I of this Registration Statement will be sent or given to each participant in the IMR Stock Plans in accordance with Rule 428(b)(1). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

          The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

          (a) The description of the Class A Subordinate Shares included in the Company's Registration Statement on Form 40-F, dated September 14, 1998.

          (b) The Company's Annual Report on Form 40-F, for the fiscal year ended September 30, 2000, except for the Consolidated Financial Statements for the fiscal year ended September 30, 2000 (and the Notes thereto) which Consolidated Financial Statements (and the Notes thereto) are incorporated by reference as they appear in the Company's registration statement on Form F-4/A (No. 333-58116) dated June 27, 2001.

          (c) The Company's Report of Foreign Private Issuer, filed October 16, 2000, including a press release dated October 5, 2000.

          (d) The Company's Report of Foreign Private Issuer, filed October 16, 2000, including a press release dated October 10, 2000 regarding a contract with Health Canada.

          (e) The Company's Report of Foreign Private Issuer, filed October 16, 2000, including a press release dated October 10, 2000 regarding a licensing agreement with NIG.

          (f) The Company's Report of Foreign Private Issuer, filed October 16, 2000, including a press release dated October 10, 2000 regarding an outsourcing contract with AXA Canada.

          (g) The Company's Report of Foreign Private Issuer, filed October 16, 2000, including a press release dated October 10, 2000 regarding a contract with The Commerce Insurance Group of Massachusetts.

          (h) The Company's Report of Foreign Private Issuer, filed October 30, 2000, including a press release dated October 24, 2000.

          (i) The Company's Report of Foreign Private Issuer, filed October 30, 2000, including a press release dated October 25, 2000.

          (j) The Company's Report of Foreign Private Issuer, filed November 13, 2000, including a press release dated November 8, 2000.

          (k) The Company's Report of Foreign Private Issuer, filed November 22, 2000, including a press release dated November 17, 2000.

          (l) The Company's Report of Foreign Private Issuer, filed December 7, 2000, including a press release dated December 1, 2000.

          (m) The Company's Report of Foreign Private Issuer, filed December 18, 2000, including a press release dated December 11, 2000.

          (n) The Company's Report of Foreign Private Issuer, filed January 2, 2001, including the Company's 2000 Annual Report, the Notice of Annual General Meeting of Shareholders and the related Information Circular, the forms of proxy for such meeting.

          (o) The Company's Report of Foreign Private Issuer, filed January 12, 2001, including a press release dated January 4, 2001.

          (p) The Company's Report of Foreign Private Issuer, filed January 12, 2001, including a press release dated January 9, 2001.

          (q) The Company's Report of Foreign Private Issuer, filed January 17, 2001, including a press release dated January 11, 2001.

          (r) The Company's Report of Foreign Private Issuer, filed January 31, 2001, including a press release dated January 22, 2001.

          (s) The Company's Report of Foreign Private Issuer, filed January 31, 2001, including a press release dated January 23, 2001 relating to the acquisition of Star Data Systems Inc.

          (t) The Company's Report of Foreign Private Issuer, filed January 31, 2001, including a press release dated January 23, 2001 relating to the Company's earnings for the first quarter of fiscal 2001.

          (u) The Company's Report of Foreign Private Issuer, filed February 14, 2001, including a press release dated February 6, 2001.

          (v) The Company's Report of Foreign Private Issuer, filed February 14, 2001, including a press release dated February 7, 2001.

          (w) The Company's Report of Foreign Private Issuer, filed February 28, 2001, including a press release dated February 21, 2001.

          (x) The Company's Report of Foreign Private Issuer, filed February 28, 2001, including a press release dated February 26, 2001.

          (y) The Company's Report of Foreign Private Issuer, filed March 2, 2001, including a quarterly report for the quarter ended December 31, 2000.

          (z) The Company's Report of Foreign Private Issuer, filed April 10, 2001, including a press release dated April 5, 2001.

          (aa) The Company's Report of Foreign Private Issuer, filed April 30, 2001, including a press release dated April 24, 2001.

          (bb) The Company's Report of Foreign Private Issuer, filed May 9, 2001, including a press release dated May 1, 2001.

          (cc) The Company's Report of Foreign Private Issuer, filed May 16, 2001, including a press release dated May 9, 2001.

          (dd) The Company's Report of Foreign Private Issuer, filed May 16, 2001, including a press release dated May 9, 2001.

          (ee) The Company's Report of Foreign Private Issuer, filed May 16, 2001, including a press release dated May 9, 2001.

          (ff) The Company's Report of Foreign Private Issuer, filed May 16, 2001, including a press release dated May 9, 2001.

          (gg) The Company's Report of Foreign Private Issuer, filed May 18, 2001, including a quarterly reported for the six months ended March 31, 2001 dated May 16, 2001.

          (hh) The Company's Report of Foreign Private Issuer, filed June 4, 2001, including a press release dated May 31, 2001.

          (ii) The Company's Report of Foreign Private Issuer, filed June 4, 2001, including a press release dated June 4, 2001.

          (jj) The Company's Report of Foreign Private Issuer, filed June 22, 2001, including a press release dated June 14, 2001.

          (kk) The Company's Report of Foreign Private Issuer, filed June 26, 2001, including a press release dated June 22, 2001.

          (ll) The Company's Report of Foreign Private Issuer, filed June 27, 2001, including a press release dated June 26, 2001.

          (mm) The Company's Report of Foreign Private Issuer, filed June 27, 2001, including a press release dated June 26, 2001.

          (nn) The Company's Report of Foreign Private Issuer, filed June 28, 2001, including a press release dated June 28, 2001.

          (oo) The Company's Report of Foreign Private Issuer, filed July 9, 2001, including a press release dated July 9, 2001.

          (pp) The Company's Report of Foreign Private Issuer, filed July 13, 2001, including a press release dated July 13, 2001.

          (qq) The Company's Report of Foreign Private Issuer, filed July 13, 2001, including a press release dated July 13, 2001.

          (rr) The Company's Report of Foreign Private Issuer, filed July 20, 2001, including a press release dated July 19, 2001.

          (ss) The Company's Report of Foreign Private Issuer, filed July 20, 2001, including a press release dated July 20, 2001.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the Class A Subordinate Shares offered hereby have been sold, or deregistering all of the Class A Subordinate Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein which is deemed to be modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.   Description of Securities

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel

          Not Applicable.

Item 6.   Indemnification of Directors and Officers

          The Companies Act (Quebec) provides as follows:

          123.87 [DEFENCE] A company shall assume the defence of its mandatary prosecuted by a third person for an act done in the exercise of his duties and shall pay damages, if any, resulting from that act, unless the mandatary has committed a grievous offence or a personal offence separable from the exercise of his duties.

                    [CRIMINAL PROCEEDINGS] However, in a penal or criminal proceeding the company shall assume only the payment of the expenses of its mandatary if he had reasonable grounds to believe that his conduct was in conformity with the law, or the payment of the expenses of its mandatary if he has been freed or acquitted.

          123.88 [EXPENSES] A company shall assume the expenses of its mandatary if, having prosecuted him for an act done in the exercise of his duties it loses its case and the court so decides.

                    [EXPENSES] If the company wins its case only in part, the court may determine the amount of the expenses it shall assume.

          123.89 [OBLIGATIONS] A company shall assume the obligations contemplated in sections 123.87 and 123.88 in respect of any person who acted at its request as director for a legal person of which it is a shareholder or creditor.

          The Company's By-Laws provide as follows:

          17. INDEMNIFICATION. In addition to the provisions of the applicable laws governing the indemnification of the Company's representatives, the Board of Directors may purchase, to the benefit of the directors, officers or their predecessors or any other person who has assumed or who is about to assume a responsibility on behalf of the Company or any corporation controlled by it, insurance covering the liability they incur for having acted in their capacity as directors or officers of the Company, with the exception of the liability resulting from their own negligence or a personal fault separable from the performance of their duties.

          The Company has purchased a policy of insurance for the benefit of the directors and officers of the Company against liability incurred by the directors and officers in the performance of their duties. The aggregate amount of coverage is $100,000,000 in respect of any once occurrence. By the terms of the policy, in circumstances where a director or officer has a claim against the Company in respect of a loss covered by the policy, the Company may claim on the policy for 100% of the loss less the deductible ($100,000 for suits brought and maintained outside the U.S. and $250,000 for suits brought or maintained within the U.S.) applicable to a personal suit against directors claim which may be indemnified by the Company under the policy. In addition, where a director or officer has a claim against the insurers in respect of a loss covered by the policy, the director or officer may claim on the policy for 100% of the loss.

Item 7.   Exemption from Registration Claimed

          Not applicable.


Item 8.   Exhibits

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
-----------                         ----------------------

4.1* IMRglobal Corp. First Amended and Restated Stock Incentive Plan (as amended by Amendment No. 1, effective July 27, 2001).

4.2* IMRglobal Corp. Directors Stock Option Plan (as amended by Amendment No. 1, effective July 27, 2001).

4.3* IMRglobal Corp. 1999 Employee Stock Incentive Plan (as amended by Amendment No. 2, effective July 27, 2001).

5.1* Opinion of McCarthy Tetrault as to the validity of the Class A Subordinate Shares covered by this Registration Statement.

23.1                Consent of McCarthy Tetrault (included in Exhibit 5.1).

23.2*               Consent of Samson Belair Deloitte & Touche.

24.1 Power of Attorney (included on the signature page included in this Registration Statement).

----------------------
*   filed herewith

Item 9.   Undertakings

          (1) The undersigned registrant hereby undertakes:

               a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

          b. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          c. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes, that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Andover, Massachusetts on July 20, 2001.

                                Groupe CGI Inc./CGI Group Inc. (Registrant)

                                By: CGI Information Systems & Management
                                    Consultants, Inc. (Authorized U.S.
                                    Representative)

                                By: /s/ Pierre Turcotte
                                   ----------------------------------------
                                        Pierre Turcotte
                                        Title:  Senior Vice-President

                             POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS:

          That each of the undersigned officers and directors of CGI Group Inc. hereby constitutes and appoints Serge Godin, Paule Dore and Andre Imbeau, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and any and all additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                        Title                                         Date
---------                        -----                                         ----

                                 Chairman of the Board, President
 /s/ Serge Godin                 and Chief Executive Officer               July 20, 2001
------------------------         (principal executive officer
Serge Godin                      and director)



 /s/ Jean Brassard               Vice-Chairman of the Board                July 18, 2001
------------------------
Jean Brassard



 /s/ Paule Dore                  Executive Vice-President, Chief           July 20, 2001
------------------------         Corporate Officer and Director
Paule Dore                       (director)


 /s/ Andre Imbeau                Treasurer, Executive Vice-President,      July 20, 2001
------------------------         Chief Financial Officer and Director
Andre Imbeau                     (principal financial officer, principal
                                 accounting officer and director)


 /s/                             Director                                   July __, 2001
------------------------
Yvan Allaire



 /s/ William D. Anderson         Director                                   July 20, 2001
------------------------
William D. Anderson



 /s/ Claude Boivin               Director                                   July 20, 2001
------------------------
Claude Boivin



 /s/                             Director                                   July __, 2001
-----------------------
Claude Chamberland



 /s/                             Director                                   July __, 2001
-----------------------
David L. Johnston




 /s/                             Director                                   July __, 2001
-----------------------
C. Wesley M. Scott




 /s/ Eileen A. Mercier           Director                                   July 18, 2001
-----------------------
Eileen A. Mercier




 /s/                             Director                                   July __, 2001
-----------------------
Jean Monty




 /s/                             Director                                   July __, 2001
-----------------------
Charles Sirois


                             Index to Exhibits

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
-----------                         ----------------------

4.1* IMRglobal Corp. First Amended and Restated Stock Incentive Plan (as amended by Amendment No. 1, effective July 27, 2001).

4.2* IMRglobal Corp. Directors Stock Option Plan (as amended by Amendment No. 1, effective July 27, 2001).

4.3* IMRglobal Corp. 1999 Employee Stock Incentive Plan (as amended by Amendment No. 2, effective July 27, 2001).

5.1* Opinion of McCarthy Tetrault as to the validity of the Class A Subordinate Shares covered by this Registration Statement.

23.1                Consent of McCarthy Tetrault (included in Exhibit 5.1).

23.2*               Consent of Samson Belair Deloitte & Touche.

24.1 Power of Attorney (included on the signature page included in this Registration Statement).

----------------------
*   filed herewith